UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 27, 2007

PRESSURE BIOSCIENCES, INC.
(Exact Name of Registrant as Specified in its Charter)

MASSACHUSETTS
(State or Other Jurisdiction of Incorporation)

0-21615	04-2652826
(Commission File Number)	(IRS Employer Identification No.)

321 Manley Street, West Bridgewater, MA	02379
(Address of Principal Executive Offices)	(Zip Code)

(508) 580-1818
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 26, 2007, Pressure BioSciences, Inc. (the “Company”) placed an order for 20 Barocycler NEP3229 units from Source Scientific, LLC, the manufacturer of the Company's PCT instrumentation and disposable products line. The purchase price for the 20 Barocycler NEP3229 units is based upon a cost-plus arrangement. The units will be manufactured and shipped in accordance with an agreed upon timeline. The Company also placed an order for nine portable Barocycler NEP2320 units from Source Scientific, LLC. These lightweight, portable units are expected to be used by the Company’s sales force to demonstrate the capabilities of the Barocycler NEP3229. The purchase price for the nine Barocycler NEP2320 demonstration units is based on the cost of time and materials incurred.

Item 8.01	Other Events

On March 27, 2007, the Company issued a press release to provide an update on recent corporate activities and to announce its 2007 commercialization plan for its PCT product line. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated March 27, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 28, 2007	PRESSURE BIOSCIENCES, INC.

	By:	/s/ Edward H. Myles
Edward H. Myles,
Senior Vice President of Finance & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press Release dated March 27, 2007